UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2016 (February 25, 2016)

NCI Building Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14315 (Commission File Number)	76-0127701 (IRS Employer Identification No.)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
NCI Building Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on February 25, 2016. The number of shares present in person and/or by proxy at the Annual Meeting was 69,850,469, representing approximately 94% of the 73,961,022 shares of common stock issued and outstanding on January 14, 2016, which was the record date for the determination of the stockholders entitled to vote at the meeting. At the Annual Meeting, the stockholders of the Company (i) elected Gary L. Forbes, George Martinez and Jonathan L. Zrebiec as Class II directors to serve until the annual meeting of stockholders to be held in 2019, and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 30, 2016.
Of the 69,850,469 shares of common stock of the Company present at the Annual Meeting, in person or by proxy, the following table shows the votes cast for, against, abstain and non-votes for each of the nominees for director:

Nominee	For	Against	Abstain	Non-Votes
Class II:
Gary L. Forbes	64,282,637	715,391	230,888	4,621,553

George Martinez	64,361,949	635,627	231,340	4,621,553

Jonathan L. Zrebiec	63,853,063	1,143,992	231,861	4,621,553
In addition to Gary L. Forbes, George Martinez and Jonathan L. Zrebiec, each of the following persons has a term of office as a director of the Company that continues after the Annual Meeting: James G. Berges, Lawrence J. Kremer, John J. Holland, Norman C. Chambers, Kathleen J. Affeldt, Nathan K. Sleeper, Matthew J. Espe and George L. Ball.
The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016 by the following vote:

For	Against	Abstain	Non-Votes
69,595,236	69,417	185,816	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel & Secretary
February 29, 2016